Exhibit 5.07

[Husch Blackwell LLP letterhead]

February 26, 2026

Entergy Louisiana, LLC

4809 Jefferson Highway

Jefferson, Louisiana 70121

Ladies and Gentlemen:

We have acted as counsel for Entergy Louisiana, LLC (the “Company”) in connection with the Registration Statement on Form S-3 (File No. 333-266624-04) (the “Registration Statement”), relating to $750,000,000 aggregate principal amount of the Company’s Collateral Trust Mortgage Bonds, 4.90% Series due April 15, 2036 (the “2036 Bonds”) and $750,000,000 aggregate principal amount of the Company’s Collateral Trust Mortgage Bonds, 5.65% due April 15, 2056, (the “2056 Bonds” and together with the 2036 Bonds, the “Bonds”). The Bonds have been issued pursuant to the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee (the “Trustee”) (the Mortgage, as amended and supplemented, including by the Twenty-second Supplemental Indenture, dated as of February 1, 2026, and the officer’s certificates, dated as of February 23, 2026, establishing the terms of the Bonds, being hereinafter referred to as the “Mortgage”).

In our capacity as such counsel, we have examined the Registration Statement and the Mortgage, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or electronic copies and the authenticity of the originals of all documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. We have also assumed that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. Furthermore, we have not examined the Bonds, except specimens thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

[Husch Blackwell LLP letterhead]

February 26, 2026

Subject to the foregoing and the further exceptions and qualifications set forth below, we are of the opinion that the Bonds are binding obligations of the Company.

This opinion is limited to the laws of the State of Texas. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion of even date herewith addressed to you of Dawn A. Balash, Esq., Assistant General Counsel—Corporate and Securities of Entergy Services, LLC, subject to the assumption therein, which is being filed as Exhibit 5.06 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of even date herewith addressed to you of Morgan, Lewis & Bockius LLP, subject to the assumptions therein, which is being filed as Exhibit 5.05 to the Registration Statement. As to all matters of the laws of the State of Texas, Ms. Balash and Morgan, Lewis & Bockius LLP are authorized to rely on this opinion as if it were addressed to each of them.

We hereby consent to the filing of this opinion as Exhibit 5.07 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the references to our firm, as counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP